Exhibit 99.1

Genpact Reports 4Q ‘10 Revenues up 15%, Adjusted Income from Operations up 17%

FY ‘10 Revenues of $1.26 Billion, up 12%, Adjusted Income from Operations of $203.7 Million, up 2%

NEW YORK, February 7, 2011 – Genpact Limited (NYSE: G), a global leader in business process and technology management, today announced financial results for the fourth quarter and full-year ended December 31, 2010.

For the fourth quarter, revenues of $341.5 million were up 15% from a year earlier, and up 6% sequentially over the prior quarter. For the full year, revenues were $1.26 billion, up 12% from the prior year. For the fourth quarter, net income attributable to Genpact Limited shareholders was $46.0 million, up 33% from $34.6 million in the fourth quarter of 2009. For the full year, net income attributable to Genpact Limited shareholders was $142.2 million, up 12 % from $127.3 million in 2009.

Pramod Bhasin, Genpact’s President and CEO said, “In 2010, we grew revenues, adjusted income from operations, net income, earnings per share and cash flows. We increased our business with existing clients and continued to expand the pipeline.”

Key Financial Results – Full-Year 2010

•	Revenues were $1,259.0 million, up 12.4% from 2009.

•	Net income attributable to Genpact Limited shareholders was $142.2 million, up 11.7% from $127.3 million in 2009; net income margin for 2010 was 11.3%, compared to 11.4% in 2009.

•	The effective tax rate was 19.4%, up from 16.7% in 2009.

•	Diluted earnings per common share were $0.63, up from $0.58 per share in 2009.

•	Adjusted income from operations increased 2.4% to $203.7 million, up from $199.0 million in 2009.

•	Adjusted income from operations margin was 16.2%, compared to 17.8% in 2009.

•	Adjusted diluted earnings per share were $0.74, up from $0.73 in 2009.

Key Financial Results – Fourth Quarter 2010

•	Revenues were $341.5 million, up 15.0% from $296.9 million in the fourth quarter of 2009.

•

Net income attributable to Genpact Limited shareholders was $46.0 million, up 33.1% from $34.6 million in the fourth quarter of 2009; net income margin for the fourth quarter of 2010 was 13.5%, up from 11.6% in the fourth quarter of 2009.

•	Diluted earnings per common share were $0.20, up from $0.16 per share in the fourth quarter of 2009.

•	Adjusted income from operations totaled $63.7 million, up from $54.7 million in the fourth quarter of 2009.

•	Adjusted income from operations margin was 18.7%, up from 18.4% in the fourth quarter of 2009.

•	Adjusted diluted earnings per share were $0.23, up from $0.19 in the fourth quarter of 2009.

Global Client revenues grew 16% over 2009, led by finance and accounting and analytics service offerings. Global Client business process management, or BPM, revenues increased 19% for the full year 2010, and 23% in the fourth quarter. Revenues from Global Clients represented approximately 62% of Genpact’s total revenues in 2010, with the remaining 38% of revenues coming from GE.

GE revenues increased 7% in 2010, primarily due to an increase in procurement sourcing, finance and accounting, and analytics service offerings. In the fourth quarter, GE revenues increased 3% sequentially.

As of December 31, 2010, Genpact had approximately 43,900 employees worldwide, an increase from approximately 38,600 at the end of 2009. The attrition rate for the entire year, measured from day one, was 31%, compared to 23% in 2009. Revenue per employee in 2010 was $31,100, compared to $31,200 in 2009.

Diversified and Expanding Client Base

Genpact continues to diversify and expand its client base. In 2010, banking, financial services and insurance clients represented 39% of revenues. Manufacturing clients that included infrastructure and automotive businesses also accounted for 39%. The remaining 22% of revenues for 2010 came from clients providing retail, transportation and logistics, pharmaceutical, healthcare, media and entertainment and hospitality services.

BPM services accounted for approximately 86% of total revenues in 2010, up from 84% in 2009, while revenues from IT services accounted for 14%.

N.V. “Tiger” Tyagarajan, Genpact’s Chief Operating Officer said, “We continue to drive strong growth in Global Client business process management services, with Global Client BPM revenues increasing 23% in the fourth quarter and 19% for the full year. We had 44 clients contributing $5 million or more of annual revenues in 2010, up from 35 in 2009. Of those, three client relationships each accounted for $25 million or more of annual 2010 revenues. We also added 76 new clients during the year, up from 52 added in 2009. Our Smart Enterprise Processes (SEPsm) was a clear differentiator that helped us expand with existing clients and gain new ones.”

Improved Cash Flows

Cash from operations totaled $163 million in 2010, up from $158 million in 2009. As of December 31, 2010, Genpact had $481 million of cash, cash equivalents and short term investments, up from $431 million at the end of 2009.

2011 Outlook

Bhasin continued, “The macro-economic environment appears to be improving. Our pipeline for new business continues to expand overall. Within that environment we are also continuing to see longer cycle times and smaller deal sizes. In 2011, we expect revenue growth of 10-13%, led by strong and accelerating growth from our Global Clients business.

“We expect our adjusted income from operations margin for the 2011 full year to be in the range of 16% to 16.5%. This reflects our decision to invest a significant portion of the savings we achieved late in 2010 into specific growth initiatives. These initiatives for growth include expanding our client-facing teams and new product development and introduction. We believe that the market for business process management continues to be underpenetrated and that we are the thought-leaders in our industry. We have a terrific runway for growth, particularly to expand with existing Global Clients, and are well-positioned to take advantage of the opportunities that we see,” he concluded.

Conference Call to Discuss Financial Results

Genpact management will host a conference call at 8 a.m. (Eastern Standard Time) on February 7, 2011 to discuss the company’s performance for the periods ended December 31, 2010. To participate, callers can dial 1- 866-271-6130 from within the U.S. or +1 (617) 213-8894 from any other country. Thereafter, callers need to enter the participant passcode, which is 65814407. A live webcast of this event will also be made available on the Genpact Investor Relations website at http://investors.genpact.com.

For those who cannot participate in the call, a replay and podcast will be available on our website, www.genpact.com, after the end of the call. A transcript of the call will also be made available on our website.

About Genpact

Genpact is a global leader in business process and technology management, offering a broad portfolio of enterprise and industry-specific services. The company manages over 3,000 processes for more than 400 clients worldwide. Putting process in the forefront, Genpact couples its deep process knowledge and insights with focused IT capabilities, targeted analytics and pragmatic reengineering to deliver comprehensive solutions for clients. Lean and Six Sigma are an integral part of Genpact’s culture and Genpact views the management of business processes as a science. Genpact has developed Smart Enterprise Processes (SEPSM), a groundbreaking, rigorously scientific methodology for managing business processes, which focuses on optimizing process effectiveness in addition to efficiency to deliver superior business outcomes. Services are seamlessly delivered from a global network of centers to meet a client’s business objectives, cultural and language needs and cost reduction goals. Learn more at www.genpact.com.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties include but are not limited to a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process management and information technology services sectors, the risks and uncertainties arising from our past and future acquisitions, our ability to manage growth, factors which may impact our cost advantage, wage increases, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact’s Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management’s current analysis of future events and should not be relied upon as representing management’s expectations or beliefs as of any date subsequent to the time they are made. Genpact does not undertake to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contact

Investors	Shishir Verma
+1 (646) 624 5912
shishir.verma@genpact.com

Media	Gail Marold
+1 (919) 345 3899
gail.marold@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data)

	As of December 31,
	2009	2010
Assets
Current assets
Cash and cash equivalents	$288,734	$404,034
Short term investments	132,601	76,985
Accounts receivable, net	136,280	174,654
Accounts receivable from related party, net	116,228	131,271
Short term deposits with related party	9,634	—

Deferred tax assets	45,929	21,985
Due from related party	9	3
Prepaid expenses and other current assets	116,551	126,848

Total current assets	$845,966	$935,780

Property, plant and equipment, net	189,112	197,166
Deferred tax assets	36,527	35,099
Investment in equity affiliates	588	1,913
Customer-related intangible assets, net	36,041	33,296
Other intangible assets, net	187	51
Goodwill	548,723	570,153
Other assets	90,421	120,003

Total assets	$1,747,565	$1,893,461

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data)

	As of December 31,
	2009	2010
Liabilities and equity
Current liabilities
Short-term borrowings	$177	$—
Current portion of long-term debt	44,715	24,950
Current portion of capital lease obligations	527	702
Current portion of capital lease obligations payable to related party	1,429	1,188
Accounts payable	16,276	12,206
Income taxes payable	1,579	8,064
Deferred tax liabilities	264	489
Due to related party	7,843	4,030
Accrued expenses and other current liabilities	322,773	270,919

Total current liabilities	$395,583	$322,548
Long-term debt, less current portion	24,950	—
Capital lease obligations, less current portion	1,570	741
Capital lease obligations payable to related party, less current portion	1,809	1,748
Deferred tax liabilities	4,398	2,953
Due to related party	10,474	10,683
Other liabilities	109,034	73,546

Total liabilities	$547,818	$412,219

Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 217,433,091 and 220,916,960 issued and outstanding as of December 31, 2009 and 2010, respectively	2,174	2,208
Additional paid-in capital	1,063,304	1,105,610
Retained earnings	278,911	421,092
Accumulated other comprehensive income (loss)	(146,993)	(50,238)

Genpact Limited shareholders’ equity	$1,197,396	$1,478,672
Noncontrolling interest	2,351	2,570

Total equity	$1,199,747	$1,481,242

Commitments and contingencies
Total liabilities and equity	$1,747,565	$1,893,461

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Year ended December 31,
	2008	2009	2010
Net revenues
Net revenues from services - related party	$490,153	$451,338	$479,231
Net revenues from services - others	550,694	668,733	779,732

Total net revenues	1,040,847	1,120,071	1,258,963

Cost of revenue
Services	619,231	672,624	788,522

Total cost of revenue	619,231	672,624	788,522

Gross profit	$421,616	$447,447	$470,441

Operating expenses:
Selling, general and administrative expenses	254,533	265,392	282,102
Amortization of acquired intangible assets	36,513	25,969	15,959
Other operating (income) expense, net	(3,143)	(6,094)	(5,484)

Income from operations	$133,713	$162,180	$177,864

Foreign exchange (gains) losses, net	(4,089)	5,493	(1,137)
Other income (expense), net	6,547	4,437	5,246

Income before share of equity in loss of affiliates and income tax expense	$144,349	$161,124	$184,247

Equity in loss of affiliates	925	700	1,013

Income before income tax expense	$143,424	$160,424	$183,234
Income tax expense	8,823	25,466	34,203

Net Income	$134,601	$134,958	$149,031

Net income attributable to noncontrolling interest	9,460	7,657	6,850

Net income attributable to Genpact Limited shareholders	$125,141	$127,301	$142,181

Net income available to Genpact Limited common shareholders	$125,141	$127,301	$142,181
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$0.59	$0.59	$0.65
Diluted	$0.57	$0.58	$0.63

Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders

Basic	213,480,623	215,503,749	219,310,327

Diluted	218,444,224	220,066,345	224,838,529

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Year ended December 31,
	2008	2009	2010
Operating activities
Net income attributable to Genpact Limited shareholders	$125,141	$127,301	$142,181
Net income attributable to noncontrolling interest	9,460	7,657	6,850

Net income	$134,601	$134,958	$149,031
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	54,640	53,047	57,881
Amortization of debt issue costs	645	561	385
Amortization of acquired intangible assets	37,426	26,540	16,275
Provision for doubtful receivables	1,876	1,614	(1,334)
Provision for / (writeback of) mortgage loans	754	(1,022)	12
Gain on business acquisition	—	—	(247)
Unrealized (gain) loss on revaluation of foreign currency asset/liability	2,583	(166)	(284)
Equity in loss of affiliates	925	700	1,013
Share-based compensation expense	16,936	19,285	17,514
Deferred income taxes	(24,421)	(20,740)	(5,400)
Others, net	1,766	206	181
Change in operating assets and liabilities:
Increase in accounts receivable	(42,429)	(21,980)	(50,414)
Increase in other assets	(1,095)	(32,005)	(25,932)
(Decrease) increase in accounts payable	(3,054)	4,214	(2,631)
(Decrease) increase in accrued expenses and other current liabilities	29,506	(11,155)	(2,560)
(Decrease) increase in income taxes payable	(4,758)	(563)	6,447
Increase in other liabilities	5,334	4,675	3,161

Net cash provided by operating activities	$211,235	$158,169	$163,098

Investing activities
Purchase of property, plant and equipment	(62,421)	(52,540)	(55,171)
Purchase of property, plant and equipment in an asset acquisition	(7,015)	—	—
Proceeds from sale of property, plant and equipment	7,405	1,147	1,239
Investment in affiliates	(1,789)	(296)	(2,324)
Purchase of short term investments	(182,442)	(246,914)	(107,324)
Proceeds from sale of short term investments	40,780	255,778	162,940
Short term deposits placed with related party	(282,348)	(111,049)	(6,530)
Redemption of short term deposits with related party	248,383	160,405	16,325
Payment for business acquisitions, net of cash acquired	—	(20,196)	(42,575)

Net cash used in investing activities	$(239,447)	$(13,665)	$(33,420)

Financing activities
Repayment of capital lease obligations	(3,139)	(2,603)	(4,861)
Repayment of long-term debt	(25,063)	(30,000)	(45,000)
Short-term borrowings, net	25,000	(24,820)	(165)
Proceeds from issuance of common shares under share based compensation plans	13,214	13,743	24,826
Distribution to noncontrolling interest	(9,648)	(7,866)	(7,065)

Net cash provided by (used for) financing activities	$364	$(51,546)	$(32,265)

Effect of exchange rate changes	(67,408)	11,726	17,887
Net increase (decrease) in cash and cash equivalents	(27,848)	92,958	97,413
Cash and cash equivalents at the beginning of the period	279,306	184,050	288,734

Cash and cash equivalents at the end of the period	$184,050	$288,734	$404,034

Supplementary information
Cash paid during the period for interest	$6,250	$4,274	$1,617
Cash paid during the period for income taxes	$38,193	$67,561	$40,466
Property, plant and equipment acquired under capital lease obligation	$4,941	$1,558	$1,968

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

	Three months period ended,
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010
	(dollars in millions, except per share data)
Statement of income data:
Total net revenues	$288.2	$307.6	$321.6	$341.5
Cost of revenue	176.7	191.1	204.8	215.9
Gross profit	111.5	116.5	116.7	125.6
Income from operations	37.3	38.3	42.4	59.9
Income before share of equity in loss of affiliates and income tax expense	37.8	34.3	49.2	63.0
Net income attributable to Genpact Limited shareholders	$28.2	$27.8	$40.1	$46.0

	Three months period ended,
	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009
	(dollars in millions, except per share data)
Statement of income data:
Total net revenues	$265.8	$272.9	$284.4	$296.9
Cost of revenue	163.7	165.8	167.0	176.1
Gross profit	102.1	107.0	117.4	120.8
Income from operations	33.1	37.8	44.9	46.3
Income before share of equity in loss of affiliates and income tax expense	37.0	37.7	42.6	43.8
Net income attributable to Genpact Limited shareholders	$30.0	$29.7	$33.1	$34.6

Reconciliation of Adjusted Non-GAAP Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP adjusted income from operations, adjusted net income attributable to shareholders of Genpact Limited, or adjusted net income, and adjusted diluted earnings per share attributable to shareholders of Genpact Limited, or adjusted diluted earnings per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP measures should be carefully evaluated.

For its internal management reporting and budgeting purposes, Genpact’s management uses financial statements that do not include share-based compensation expense (including fringe benefit tax, or FBT thereon for Indian employees, abolished on August 18, 2009 with effect from April 1, 2009), amortization of acquired intangibles at formation in 2004 and expenses associated with the Company’s March 2010 secondary offering, for financial and operational decision-making, to evaluate period-to-period comparisons or for making comparisons of Genpact’s operating results to that of its competitors. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation”, Genpact’s management believes that providing financial statements that do not include share-based compensation allows investors to make additional comparisons between Genpact’s operating results to those of other companies. In addition, Genpact’s management believes that providing non-GAAP financial measures that exclude amortization of acquired intangibles and expenses of the secondary offering allows investors to make additional comparisons between Genpact’s operating results to those of other companies. The Company also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, the Company’s inability to predict its future share-based compensation expense under ASC 718, the amortization of intangibles associated with further acquisitions and expenses of the secondary offering, if any. Accordingly, Genpact believes that the presentation of non-GAAP adjusted income from operations and adjusted net income, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using non-GAAP adjusted income from operations and adjusted net income versus income from operations and net income attributable to shareholders of Genpact Limited calculated in accordance with GAAP is that non-GAAP adjusted income from operations and adjusted net income excludes costs, namely, share-based compensation, that are recurring. Share-based compensation has been and will continue to be a significant recurring expense in Genpact’s business for the foreseeable future. Management compensates for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP adjusted income from operations and adjusted net income and evaluating such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

The following tables show the reconciliation of these adjusted financial measures from GAAP for the three months and year ended December 31, 2009 and 2010:

Reconciliation of Adjusted Income from Operations

(Unaudited) (In thousands)

	Year ended December 31,		Quarter ended December 31,
	2009	2010	2009	2010
Income from operations as per GAAP	$162,180	$177,864	$46,317	$59,885
Add: Amortization of acquired intangible assets resulting from Formation Accounting	24,465	13,240	5,804	3,123
Add: Share based compensation	19,285	17,514	4,029	2,551
Add: FBT impact on share based compensation recovered from employees	70	—	—	—
Add: Other income	1,323	2,978	693	500
Less: Equity in loss of affiliates	(700)	(1,013)	(104)	(304)
Less: Net income attributable to noncontrolling interest	(7,657)	(6,850)	(2,085)	(2,053)

Adjusted income from operations	$198,966	$203,733	$54,654	$63,702

Reconciliation of Adjusted Net Income

(Unaudited) (In thousands, except per share data)

	Year ended December 31,		Quarter ended December 31,
	2009	2010	2009	2010
Net income as per GAAP	$127,301	$142,181	34,594	$46,029
Add: Amortization of acquired intangible assets resulting from Formation Accounting	24,465	13,240	5,804	3,123
Add: Share based compensation	19,285	17,514	4,029	2,551
Add: FBT Impact on share based compensation recovered from employees	70	—	—	—
Add: Secondary offering expenses	—	591	—	—
Less: Tax Impact on amortization of acquired intangibles resulting from Formation Accounting	(5,795)	(3,836)	(1,386)	(838)
Less: Tax impact on share based compensation	(4,617)	(3,872)	(1,035)	(35)

Adjusted net income	$160,709	$165,818	$42,006	$50,830

Adjusted diluted earnings per share	$0.73	$0.74	$0.19	$0.23